Exhibit 10.8

EXECUTION COPY

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of May 13, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into by and among CHENIERE CCH HOLDCO II, LLC, a Delaware corporation (“Pledgor”), The Bank of New York Mellon, a New York banking corporation, in its capacity as collateral agent for the Note Holders (together with its successors and permitted assigns in such capacity, “Collateral Agent”), and EIG Management Company, LLC, as administrative agent for the Note Holders (the “Agent”).

RECITALS

A.	Pledgor, Agent, Collateral Agent, Cheniere Energy, Inc., solely for purposes of acknowledging and agreeing to section 9, and the Note Purchasers party thereto are party to that certain Amended and Restated Note Purchase Agreement, dated as of March 1, 2015 (as amended, supplemented, amended and restated, replaced or otherwise modified from time to time, the “Amended and Restated Note Purchase Agreement”).

B.	As of the date hereof, Pledgor (i) is the only member of CHENIERE CCH HOLDCO I, LLC (“CCH Direct Parent”), (ii) directly owns 100% of the Equity Interests of CCH Direct Parent and (iii) will obtain benefits as a result of the securities of Pledgor purchased by the Note Holders pursuant to the Amended and Restated Note Purchase Agreement.

C.	It is a condition precedent to the issuance of the Notes under the Amended and Restated Note Purchase Agreement that Pledgor shall have executed and delivered this Agreement in order to secure the payment and performance of the Secured Liabilities as further provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Pledgor, Pledgor agrees with and in favor of Collateral Agent (for its own benefit and for the benefit of the other Secured Parties) as follows:

1. Definitions. In this Agreement capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Amended and Restated Note Purchase Agreement, and the following terms have the following meanings:

“Agent” has the meaning set out in the introductory paragraph of this Agreement.

“Agreement” has the meaning set out in the introductory paragraph of this Agreement.

“Amended and Restated Note Purchase Agreement” has the meaning set out in the recitals hereto.

“CCH Direct Parent” has the meaning set out in the recitals hereto.

“Collateral” means, in each case, wherever located and now owned or hereafter acquired by Pledgor in which the Pledgor now has or at any time in the future may acquire any right, title or interest:

(a)	all of Pledgor’s right(s), title(s) and interest(s) in CCH Direct Parent, and all of the membership interests in CCH Direct Parent and all other membership interests, shares of capital stock, or partnership, limited liability company or other ownership interest of whatever class or character now or hereafter owned by Pledgor in CCH Direct Parent (collectively, the “Pledged LLC Interests”), including the membership interests described on Schedule A hereto, and Pledgor’s share of:

(i)	rights to receive income, gain, profit, all shares, securities, membership or partnership interests, moneys or property representing a dividend, and other distributions or return of capital allocated or distributed to Pledgor in respect of, or resulting from a split up, revision, reclassification or other like change of or otherwise in exchange for all or any portion of the Pledged LLC Interests; provided that all dividends, distributions, cash, securities, instruments and other property or proceeds of any kind which Pledgor has received and which it is permitted to receive pursuant to the Amended and Restated Note Purchase Agreement shall be deemed to be excluded from the Collateral;

(ii)	all of Pledgor’s rights, title and interest, as member of CCH Direct Parent, in, to or under any and all of CCH Direct Parent’s assets or properties;

(iii)	all other rights, title and interest in or to CCH Direct Parent derived from the Pledged LLC Interests (including all rights of Pledgor as a member under CCH Direct Parent’s Constituent Documents);

(iv)	without affecting the obligations of CCH Direct Parent or Pledgor under any provision prohibiting that action under any Note Document, in the event of any consolidation or merger in which CCH Direct Parent is not the surviving entity, (A) all shares, securities, membership, partnership or ownership interests, as applicable, of the successor entity formed by or resulting from that consolidation or merger including all rights, title, claims or interests associated therewith and (B) all other consideration (including all personal property, tangible or intangible) received in exchange for such Collateral; and

(v)	all rights of Pledgor to terminate, amend, supplement, modify, or cancel the Constituent Documents of CCH Direct Parent, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder;

(b)	all notes, certificates and other instruments representing or evidencing any of the Pledged LLC Interests or the ownership thereof and any interest of Pledgor reflected in the books of any financial intermediary pertaining to such Pledged LLC Interests from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests;

(c)	all interest, dividends and distributions (whether in cash, kind or stock) received or receivable upon or with respect to any of the Pledged LLC Interests and all moneys or other property payable or paid on account of any return or repayment of capital with respect to any of the Pledged LLC Interests or otherwise distributed with respect thereto or which will in any way be charged to, or payable or paid out of, the capital of CCH Direct Parent on account of any such Pledged LLC Interests;

(d)	all other property that may at any time be received or receivable by or otherwise distributed to Pledgor with respect to, or in substitution for, or in exchange or replacement for, any of the foregoing; and

(e)	all proceeds, products and accessions (including all Proceeds) and all causes of action, claims and warranties now or hereafter held by Pledgor, in respect of any of the property described in the preceding clauses (a) through (d) above.

“Collateral Agent” has the meaning set out in the introductory paragraph of this Agreement.

“Instrument” has the meaning given to such term in the UCC.

“Pledged LLC Interests” has the meaning set out in the definition of “Collateral”.

“Pledgor” has the meaning set out in the introductory paragraph of this Agreement.

“Proceeds” has the meaning given to such term in the UCC.

“Release Date” has the meaning given to “Discharge Date” in the Amended and Restated Note Purchase Agreement.

“Secured Liabilities” means, collectively, all Note Obligations and any other obligations of Pledgor that may arise under this Agreement.

“Security Interests” means the Liens created by Pledgor in favor of Collateral Agent (for its own benefit and for the benefit of the other Secured Parties) under this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

2. Grant of Security Interests. To secure the timely payment in full in cash and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the Secured Liabilities, whether now existing or hereafter arising and howsoever evidenced, Pledgor pledges and assigns (by way of security) to Collateral Agent (for the benefit of Collateral Agent and the other Secured Parties), and grants to Collateral Agent (for the benefit of Collateral Agent and the other Secured Parties), a first priority security interest in, the Collateral.

3. Attachment; No Obligation to Advance. Pledgor confirms that value has been given by Secured Parties to Pledgor, that Pledgor has rights in the Collateral existing at the date of this Agreement and that Pledgor and Collateral Agent have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral. Prior to the Release Date, the Security Interests with respect to the Collateral shall have effect and be deemed to be effective whether or not the Secured Liabilities of Pledgor or any part thereof are owing or in existence before or after or upon the date of this Agreement.

4. Representations and Warranties. Pledgor represents and warrants to Collateral Agent (for its own benefit and for the benefit of the other Secured Parties), as of the date hereof and the Second Phase Funding Date, as follows:

(a)	Pledgor Information. All of the information set out in Schedule A is accurate and complete. The Pledgor has not, since the date of its formation, (i) changed the jurisdiction of its formation, (ii) changed its name or (iii) become a “new debtor” (as that term is defined in Section 9-102(a)(56) of the UCC).

(b)	Existence and Business. Pledgor (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, (ii) is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure (either individually or in the aggregate) to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite limited liability company power and authority to own or lease and operate its Properties and to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under this Agreement and grant the liens on Collateral intended to be granted hereunder.

(c)

Power and Authorization; No Violation. The execution, delivery and performance by Pledgor of this Agreement is within Pledgor’s limited liability company powers, has been duly authorized by all necessary limited liability company action, and (i) does not contravene in any material respect Pledgor’s Constituent Documents, (ii) does not violate any Requirements of Law (including Regulation X of the Board), order, writ, judgment, injunction, decree, determination or award binding on or affecting the Collateral, (iii) does not conflict with in any material respect or result in the material breach of, or constitute a default or require any payment to be made under, any material Contractual Obligations binding on or affecting Pledgor, or any of its Property or the Project, (iv) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on Pledgor’s ability to grant the Liens on the Collateral intended to be granted hereby or otherwise perform its obligations hereunder, or (v) except for the Liens created under this Agreement, does not result in or require the creation or imposition of any Lien upon or with respect to the Collateral.

(d)	Enforceable Obligations. This Agreement has been duly executed and delivered by Pledgor. Assuming due execution and delivery by the Collateral Agent, this Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except to the extent the enforceability thereof may be limited by (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(e)	Valid Lien; Perfection. The provisions of this Agreement are effective to create and continue, in favor of Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and first-priority security interest in all of the Collateral purported to be covered hereby. Possession by Collateral Agent of the certificates representing Collateral and possession of the proceeds thereof are the only actions necessary to perfect or protect Collateral Agent’s Liens (for the benefit of the Secured Parties) in the Collateral represented by such notes, certificates or instruments and the proceeds thereof under the UCC, and, upon delivery to Collateral Agent of the certificate evidencing the membership interests described on Schedule A, together with an instrument of transfer duly endorsed in blank, the Liens granted to Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a valid and enforceable perfected security interest prior and superior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers other than Collateral Agent’s Priority Lien and Excepted Liens.

(f)	Consents. No Governmental Authorization, and no notice to or filing with or consent of any Governmental Authority or any other Person, is required for (i) the pledge by the Pledgor of the Collateral pursuant to this Agreement, (ii) the due execution, delivery, performance and enforcement of this Agreement by Pledgor or (iii) the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or of the remedies in respect of the Collateral pursuant to this Agreement, except, (a) in each case, for any consent that has been obtained and is in full force and effect and (b) in the case of clause (iii), such as may be required in connection with the sale, transfer or other disposition of the Collateral by laws affecting the offering and sale of securities generally or the regulation of ownership or operation of natural gas companies or LNG assets.

(g)	Ownership of Collateral. Pledgor is the sole beneficial owner of and has full right, title and interest in, to and under rights and interests comprising the Collateral, subject to no Liens (other than Collateral Agent’s Priority Lien and any Excepted Liens). The Pledged LLC Interests identified on Schedule A (i) are duly authorized and validly issued and existing, (ii) are fully paid and non-assessable, (iii) constitute one hundred percent (100%) of the issued and outstanding Equity Interests in CCH Direct Parent, and (iv) constitute “certificated securities” as such term is defined in Section 8-102(a) of the UCC. No transfer of such Pledged LLC Interests is subject to any contractual restriction (except as provided herein or in the other Note Documents), or any restriction under the Constituent Documents of CCH Direct Parent.

5. Survival of Representations and Warranties. All representations and warranties made by Pledgor in this Agreement (a) shall be considered to have been relied on by Secured Parties, and (b) shall survive the execution and delivery of this Agreement.

6. Covenants. Pledgor covenants and agrees with Collateral Agent (for its own benefit and for the benefit of the other Secured Parties) that:

(a)	Further Documentation. Pledgor shall from time to time, at the expense of Pledgor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as Collateral Agent, acting at the direction of the Agent, may reasonably request in writing for the purpose of obtaining or preserving the full benefits of, and the rights and remedies with respect to the Collateral granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests). Pledgor shall authorize, execute and file such other instruments, endorsements or notices, as may be necessary or as Collateral Agent, acting at the direction of the Agent, may reasonably request, in order to perfect and preserve the assignments and first-priority security interests granted or purported to be granted hereby.

(b)	Limitations on Other Liens. Pledgor shall not create, incur, assume or suffer to exist any Lien on or with respect to the Collateral of any character whether now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement with respect to the Collateral that names Pledgor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, except Collateral Agent’s Priority Lien (subject to Excepted Liens). Pledgor shall advise Collateral Agent promptly, in reasonable detail, of any Lien (other than Collateral Agent’s Priority Lien and any Excepted Lien) on, or claim asserted against, any of the Collateral and shall defend the right, title and interest of Collateral Agent, for the benefit of Secured Parties, in and to the Collateral and Collateral Agent’s Priority Lien (subject to Excepted Liens) against the claims and demands of all Persons and shall take such other action as is necessary to remove, any and all Liens in and other claims affecting the Collateral.

(c)	Filing of Bankruptcy Proceedings. To the extent permitted under applicable Requirements of Law and not inconsistent with any fiduciary duties applicable to Pledgor, Pledgor, for itself, its successors and assigns, shall not cast any vote as owner of the Pledged LLC Interests or otherwise (i) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to CCH Direct Parent or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the owners of CCH Direct Parent or any substantial part of Pledgor’s property, (ii) to authorize CCH Direct Parent to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in any involuntary case or other similar proceeding commenced against Pledgor or (iii) to authorize CCH Direct Parent to make a general assignment for the benefit of creditors.

(d)	Certificated Securities. Pledgor shall cause its Equity Interests in CCH Direct Parent to be evidenced by and remain “certificated securities” as defined in Article 8 of the UCC.

(e)	Pledged LLC Interests. Pledgor shall not (i) sell, lease or assign any of its interests in the Collateral or permit CCH Direct Parent to issue any additional limited liability company interests in CCH Direct Parent at any time unless (A) provision is made for the inclusion of such property in the Collateral, (B) such issuance is permitted under the Amended and Restated Note Purchase Agreement and the other Note Documents and (C) all action has been taken necessary to create, in favor of Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and first-priority security interest in such limited liability company interests, and all necessary filings have been made in all necessary public offices, and all other necessary and appropriate action has been taken, so that this Agreement creates a first-priority perfected Lien on and security interest in all right, title and interest in such limited liability company interests, prior and superior to all other Liens (other than any Excepted Liens) and all necessary and appropriate consents to the creation, perfection and enforcement of such Liens have been obtained; (ii) permit CCH Direct Parent to have outstanding any subscription agreements, warrants, rights or options to acquire any limited liability company interests of whatever type; (iii) permit any limited liability company interest of CCH Direct Parent to be dealt in or traded on any securities exchange or in any securities market; or (iv) permit any limited liability company interest of CCH Direct Parent to be deemed an investment company security (as defined in Section 8-103(b) of the UCC).

(f)	Notices. Pledgor shall advise Collateral Agent promptly, in reasonable detail, upon obtaining actual knowledge of:

(i)	change in the location of the jurisdiction of formation, chief executive office, or domicile of Pledgor;

(ii)	change in the name of Pledgor; or

(iii)	the occurrence of any Event of Default relating solely to Pledgor.

Pledgor shall not effect or permit any of the changes referred to in clause (i) or (ii) above unless Pledgor takes all action necessary in connection therewith to maintain the Liens of Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In each case described in clause (iii) above, Pledgor shall furnish to Collateral Agent a written description of the action that Pledgor has taken or proposes to take with respect thereto.

(g)	Certificated Securities. Pledgor shall deliver to Collateral Agent all certificates evidencing the Pledged LLC Interests in the form of Exhibit A hereto and endorsed in blank and accompanied by limited liability company interest powers executed by Pledgor in the form of Exhibit B hereto and an irrevocable proxy in the form of Exhibit C hereto.

(h)	Maintenance of Records. Pledgor shall:

(i)	keep and maintain, at its own cost and expense, full and accurate books and records relating to the Collateral owned by it, including records of all payments received with respect thereto, in accordance with prudent business practice; and

(ii)	furnish to Collateral Agent from time to time after the date hereof statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent, acting at the direction of the Agent, may reasonably request in writing, all in reasonable detail.

(i)	Filing of Financing Statements. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor authorizes the Agent to file such financing statements with the Delaware Secretary of State or as Agent may request to perfect or evidence the Security Interests granted hereby. Pledgor shall pay all applicable filing fees and related expenses in connection with any filing made by Agent in accordance with this subsection.

7. Voting Rights. Unless the Note Obligations have been accelerated pursuant to Section 10.2A or Section 10.2C of the Amended and Restated Note Purchase Agreement, Pledgor shall be entitled to exercise all voting power from time to time exercisable with respect to the Pledged LLC Interests and give consents, waivers and ratifications with respect thereto for any purpose not inconsistent with the terms of this Agreement and the other Note Documents; provided, however, that (a) from and after the occurrence of any Event of Default, Pledgor shall not cast any vote or consent, waive or ratify or take any action, or refrain from taking any action, that would cause CCH Direct Parent or any of its Subsidiaries to take any of the actions set forth in Section 10.2E of the Amended and Restated Note Purchase Agreement without the prior consent of the Required Note Holders and (ii) at any time, no vote shall be cast or consent, waiver or ratification given or action taken which would be, or would have a reasonable likelihood of being, prejudicial to the interests of Collateral Agent or any Secured Party or which would have the effect of reducing the value of the Collateral as security for the Secured Liabilities or imposing any restriction on the transferability of any of the Collateral. In furtherance of the foregoing, Pledgor shall further execute and deliver to Collateral Agent an irrevocable proxy in the form of Exhibit C and a transfer document in the form of Exhibit B with respect to the Pledged LLC Interests owned by Pledgor.

8. Dividends; Interest.

(a)	Unless an Event of Default has occurred and is continuing (and subject to Section 7.8 of the Amended and Restated Note Purchase Agreement and to the extent otherwise permitted under the other Note Documents), Pledgor shall be entitled to receive any and all cash dividends, interest, principal payments and other forms of cash distribution paid on or distributed in respect of the Pledged LLC Interests, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or in respect of the Pledged LLC Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of CCH Direct Parent or received in exchange for the Pledged LLC Interests or any part thereof or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of property to which CCH Direct Parent may be a party or otherwise, and any and all cash and other property received in exchange for any Pledged LLC Interests shall be and become part of the Collateral subject to the Security Interests and, if received by Pledgor, shall forthwith be delivered to Collateral Agent or its nominee in the same form as so received (and, if reasonably requested by Collateral Agent, endorsed in a manner reasonably satisfactory to the Collateral Agent) to be held for the benefit of the Secured Parties subject to the terms of this Agreement.

(b)	If an Event of Default has occurred and is continuing, upon notice of such Event of Default, all rights of Pledgor pursuant to this Section shall cease and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain the cash dividends, interest, principal payments and other forms of cash distribution which Pledgor would otherwise be authorized to retain pursuant to this Section. Any money and other property paid over to or received by Collateral Agent pursuant to the provisions of this Section shall be retained by Collateral Agent as additional Collateral hereunder and be applied in accordance with the provisions of Section 12 hereof. Any distribution or other payment received by Pledgor in violation of any provision of this Agreement (including under this Section) shall be held in trust on behalf of and for the sole benefit of Collateral Agent and shall be promptly delivered to Collateral Agent in the same form as so received (with any necessary endorsement).

(c)	So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to Pledgor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Note Documents.

9. Rights on Acceleration. If the Obligations under the Amended and Restated Note Purchase Agreement have been accelerated, then Collateral Agent, in addition to any rights now or hereafter existing under applicable Requirements of Law may, personally or by agent, at such time or times as Collateral Agent, acting at the direction of the Agent, may determine without notice to the Pledgor (except as required by applicable Requirements of Law), do any one or more of the following:

(a)	Rights under UCC, etc. Exercise against Pledgor all of the rights and remedies granted to secured parties under the UCC and any other applicable statute, or otherwise available to Collateral Agent by contract, at law or in equity.

(b)	Dispose of Collateral. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above) without notice except as specified below, in one or more parcels at any public or private sale, at any exchange, broker’s board or office of Collateral Agent or elsewhere, with or without advertising or other formality, except as required by applicable law, on such terms and conditions as Collateral Agent, acting at the direction of the Agent, may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery. Pledgor agrees that at least 10 days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

(c)	Court-Approved Disposition of Collateral. Obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral.

(d)	Purchase by Collateral Agent or other Secured Party. At any public sale, and to the extent permitted by law on any private sale, Collateral Agent or any other Secured Party may bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain, sell or otherwise dispose of such Collateral without any further accountability to Pledgor or any other Person with respect to such holding, retention, sale or other disposition, except as required by applicable law. In any such sale to Collateral Agent or any other Secured Party, Collateral Agent or such other Secured Party may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for any or all of the Secured Liabilities then due and payable to the applicable Secured Parties as a credit against the purchase price.

(e)	Transfer of Collateral. Transfer any Pledged LLC Interests into the name of Agent, Collateral Agent or any Secured Party or any of their nominees.

(f)	Voting. Subject to Section 7 above, vote any or all of the Pledged LLC Interests (whether or not transferred to Collateral Agent or its nominee on behalf of the Secured Parties) and give or withhold all consents, waivers and ratifications with respect thereto and otherwise act with respect thereto as though it were the outright owner thereof.

(g)	Exercise Other Rights. Exercise any and all rights, privileges, entitlements and options pertaining to any Pledged LLC Interest as if Collateral Agent were the absolute owner of such Pledged LLC Interest.

Collateral Agent may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on Pledgor or any other Person, and Pledgor hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights or remedies shall be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Pledgor acknowledges and agrees that any action taken by Collateral Agent hereunder following the occurrence and during the continuance of an Event of Default shall not be rendered invalid or ineffective as a result of the curing of the Event of Default on which such action was based.

10. Limitations on Duty in Respect of Collateral. To the extent any Requirement of Law imposes on Collateral Agent an obligation to exercise remedies in a reasonable manner, Pledgor acknowledges and agrees that, to the extent consistent with applicable Requirements of Law, Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Collateral Agent accords its own property.

11. Securities Laws; Other Limitations and Restrictions.

(a)	Collateral Agent is authorized, in connection with any offer or sale of any Pledged LLC Interests, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable Requirements of Law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Pledged LLC Interests. In addition to and without limiting Section 10, Pledgor further agrees that compliance with any such limitation or restriction shall not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and Collateral Agent shall not be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Pledged LLC Interests are sold in compliance with any such limitation or restriction. If Collateral Agent chooses to exercise its right to sell any or all Pledged LLC Interests, upon written request, Pledgor shall cause CCH Direct Parent to furnish to Collateral Agent all such information as Collateral Agent may reasonably request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Collateral Agent in exempt transactions under any laws governing securities, and the rules and regulations of any applicable securities regulatory body thereunder, as the same are from time to time in effect.

(b)	Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, Collateral Agent is hereby authorized to comply with any other limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Requirements of Law, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Collateral Agent be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

12. Application of Proceeds. All Proceeds of Collateral received by Collateral Agent shall first be applied to discharge or satisfy any expenses (including expenses of enforcing Collateral Agent’s rights under this Agreement), Liens on the Collateral in favor of Persons other than Collateral Agent, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by Collateral Agent to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale or other disposition, or to keep in good standing any Liens on the Collateral ranking in priority to any of the Security Interests, or to sell or otherwise dispose of the Collateral. Whether or not any insolvency proceeding has been commenced by or against Pledgor or CCH Direct Parent, the balance of such Proceeds shall then be applied by Collateral Agent to the payment and satisfaction of the Secured Liabilities and upon the occurrence of the Release Date, the remaining balance, if any, of such proceeds shall be turned over to Pledgor or as otherwise required by applicable Requirements of Law.

13. Notice. Collateral Agent shall within a reasonable period of time thereafter give Pledgor notice of any action taken under Section 9; provided, however, that (a) neither the giving of such notice nor the receipt thereof by Pledgor shall be a condition to the exercise of any rights of Collateral Agent and failure to give such notice shall have no effect on the rights of Collateral Agent hereunder, (b) Collateral Agent shall not be required to deliver any such notice if the delivery of such notice is otherwise prohibited by applicable law and (c) neither Collateral Agent nor any other Secured Party shall incur any liability for failing to give such notice.

14. Enforcement Expenses. Pledgor agrees to pay or reimburse Collateral Agent and each Secured Party for all costs and expenses (including legal fees, charges and disbursements) incurred by Collateral Agent or such Secured Party, as applicable, in connection with the enforcement, attempted enforcement or protection of its rights under this Agreement.

15. Continuing Liability. Pledgor shall remain liable for any Secured Liabilities that are outstanding following realization of all or any part of the Collateral and the application of the Proceeds thereof.

16. Collateral Agent’s Appointment as Attorney-in-Fact. Effective upon the occurrence and during the continuance of an Event of Default, Pledgor irrevocably constitutes and appoints Collateral Agent and any officer or agent of Collateral Agent, with full power of substitution, as

Pledgor’s true and lawful attorney-in-fact with full power and authority in the place of Pledgor and in the name of Pledgor or in its own name, from time to time in Collateral Agent’s discretion, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney, may be necessary or desirable to accomplish the purposes of this Agreement; provided, however, that Collateral Agent shall be under no obligation whatsoever to take any of the foregoing actions, and neither Collateral Agent nor any other Secured Party shall have any liability or responsibility for any act (other than Collateral Agent’s or such Secured Party’s own gross negligence, willful misconduct or bad faith) or omission taken with respect thereto. Without limiting the effect of this Section, Pledgor grants Collateral Agent an irrevocable proxy to vote the Pledged LLC Interests of Pledgor and to exercise all other rights, powers, privileges and remedies to which a holder thereof would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings). Notwithstanding anything herein to the contrary, until such time as Collateral Agent has received notice of an Event of Default from Agent, Collateral Agent shall not exercise any proxies or powers granted by Pledgor pursuant to this Agreement (and such proxies and powers shall be deemed correspondingly limited). Upon receipt of such notice, the proxy shall be immediately effective, automatically and without the necessity of any action (including any transfer of any Pledged LLC Interests of Pledgor on the books and records of CCH Direct Parent, as applicable). These powers are coupled with an interest and are irrevocable until the Release Date. Pledgor hereby ratifies and confirms, and agrees to ratify and confirm, whatever lawful acts Collateral Agent or any of Collateral Agent’s sub-agents, nominees or attorneys do or purport to do in exercise of the power of attorney granted to Collateral Agent pursuant to this Section. Collateral Agent, by its acceptance of the benefits hereof, acknowledges that the foregoing limitation on its proxies and powers under this Agreement was an express condition to the grant of such proxies and powers.

17. Performance by Collateral Agent of Pledgor’s Obligations. If Pledgor fails to perform or comply with any of the obligations of Pledgor under this Agreement, Collateral Agent may, but need not, and with or without notice to or demand upon the Pledgor, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance shall not constitute a waiver, remedy or satisfaction of such failure. The expenses of Collateral Agent incurred in connection with any such performance or compliance shall be payable by Pledgor to Collateral Agent on demand, and until paid, any such expenses shall form part of the Secured Liabilities of Pledgor and shall be secured by the Security Interests.

18. Interest. If any amount payable by Pledgor to Collateral Agent under this Agreement is not paid when due, Pledgor shall pay to Collateral Agent, immediately on demand, interest on such amount from the date due until paid, at a nominal annual rate equal at all times to the Default Interest Rate with respect to the Initial Notes. All amounts payable by Pledgor to Collateral Agent under this Agreement, and all interest on all such amounts, compounded monthly on the basis of a 360-day year consisting of 12 30-day months and actual number of days elapsed in the case of partial months, on the last day of each month, shall form part of the Secured Liabilities of Pledgor and shall be secured by the Security Interests.

19. Severability. In case any provision in or obligation under this Agreement or the Notes or the other Note Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Rights of Collateral Agent; Limitations on Collateral Agent’s Obligations.

(a)	Limitations on Collateral Agent’s Liability.

(i)	Collateral Agent shall not be liable to Pledgor or any other Person for any failure or delay in exercising any of the rights of Pledgor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither Collateral Agent nor any agent of Collateral Agent is required to take, or shall have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither Collateral Agent nor any agent of Collateral Agent shall be liable for any, and Pledgor shall bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of Collateral Agent or any agent of Collateral Agent) caused for any reason other than the gross negligence, wilful misconduct or bad faith of Collateral Agent or such agent of Collateral Agent.

(ii)	The powers conferred on Collateral Agent hereunder are solely to protect its interest and the interests of the other Secured Parties in the Collateral and shall not impose any duty on Collateral Agent or any of its designated agents to exercise any such powers. Except for the safe custody of any Collateral in its possession, the accounting for moneys actually received by it hereunder and any duty expressly imposed on Collateral Agent by applicable Requirements of Law with respect to any Collateral that has not been waived hereunder, Collateral Agent shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Collateral Agent.

(iii)	Collateral Agent shall have all of the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities granted to the Collateral Agent under the Amended and Restated Note Purchase Agreement, all of which are incorporated herein mutatis mutandis.

(b)

Use of Agents. Collateral Agent may perform any of its rights or duties under this Agreement by or through agents and is entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to its rights and duties under this Agreement. Collateral Agent shall not be responsible for the negligence or misconduct of any such agent or counsel except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such agent or counsel.

21. Dealings by Collateral Agent. Collateral Agent shall not be obliged to exhaust its recourse against CCH Direct Parent or any other Person or against any other security it may hold with respect to the Secured Liabilities or any part thereof before realizing upon or otherwise dealing with the Collateral in such manner as Collateral Agent may consider desirable. Collateral Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with Pledgor and any other Person, and with any or all of the Collateral, and with other security and sureties, as Collateral Agent may see fit, all without prejudice to the Secured Liabilities or to the rights and remedies of Collateral Agent under this Agreement. The powers conferred on Collateral Agent under this Agreement are solely to protect the interests of Collateral Agent, on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers.

22. Communication. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile and electronic mail), and shall be deemed to have been duly given or made when delivered by hand, or upon actual receipt if deposited in the mail, postage prepaid, or, in the case of notice by facsimile or electronic mail, when confirmation is received, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its name on Schedule B, or to such other address as may be designated by any party in a written notice to the other parties hereto; provided, that notices and communications to Collateral Agent by Pledgor shall not be effective until received by Collateral Agent. Collateral Agent may, in its discretion, agree, in writing, to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. With respect to any Person, if the address set forth opposite such Person’s name on Schedule B does not include an e-mail address, any notice contemplated or required hereunder may not be provided to such Person by e-mail.

23. Release of Information. Pledgor authorizes Collateral Agent, Agent or any Note Holder to provide a copy of this Agreement and such other information as may be requested of Collateral Agent, Agent or such Note Holder (i) to the extent necessary to enforce Collateral Agent, Agent’s or such Note Holder’s rights, remedies and entitlements under this Agreement, (ii) to any assignee or prospective assignee of all or any part of the Secured Liabilities (and to any participant or prospective participant in all or any part of the Secured Liabilities), (iii) as required by applicable Requirements of Law and (iv) as otherwise permitted under the Amended and Restated Note Purchase Agreement.

24. Indemnity.

(a)	Pledgor shall indemnify Secured Parties and their Affiliates and their respective officers, directors, employees, partners, members, representatives, and agents (each an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including at any time following the Release Date) be imposed on, asserted against, incurred by or sought to be collected from any Indemnitee as a result of, or arising out of, or in any way related to or by reason of the breach by Pledgor of any provision of this Agreement.

(b)	All undisputed amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

(c)	Except as expressly provided otherwise in this Section, any and all payments made by Pledgor under this Section shall be made in accordance with Section 3.5 and 12.2 of the Amended and Restated Note Purchase Agreement.

(d)	The indemnifications set out in this Section shall survive the Release Date, the release or extinguishment of the Security Interests, repayment of all Note Obligations and the termination of this Agreement.

25. Release of Pledgor. Upon the written request of Pledgor given at any time on or after the Release Date, Collateral Agent shall, at the expense of Pledgor, release Pledgor and the Collateral from the Security Interests of Pledgor. Upon such release Collateral Agent (a) at the request and expense of Pledgor, shall execute and deliver to Pledgor all such documentation, UCC termination statements and instruments as are necessary to release the Liens created pursuant to this Agreement and to terminate this Agreement, (b) authorizes Pledgor to prepare and file UCC termination statements terminating all of the financing statements filed in connection herewith and (c) agrees, at the request of Pledgor, to furnish, execute and deliver such documents, instruments, certificates, notices or further assurances as Pledgor may reasonably request as necessary or desirable to effect such termination and release, all at Pledgor’s expense.

26. Additional Security. This Agreement is in addition to, and not in substitution of, any and all other security previously or concurrently delivered by any other Person to Collateral Agent, all of which other security shall remain in full force and effect.

27. Amendments; Delay Not Waiver.

(a)	None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Collateral Agent in accordance with subsection 12.6 of the Amended and Restated Note Purchase Agreement.

(b)	The Secured Parties shall not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the such Secured Party would otherwise have on any future occasion.

(c)	Each and every default by Pledgor hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Collateral Agent. Collateral Agent may bring and prosecute such separate action or actions against Pledgor, whether or not CCH Direct Parent or any other Person is joined in any such action (or a separate action or actions are brought against Pledgor, CCH Direct Parent, any other Person or any Collateral) for all or any part of the Secured Liabilities.

28. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)	THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)

ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE IN THE BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT TO THE EXTENT THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK DISMISS FOR LACK OF JURISDICTION OR OTHERWISE REFUSE TO HEAR ANY LEGAL ACTION OR PROCEEDING, EACH PARTY SHALL ACCEPT THE JURISDICTION OF ANY OTHER APPLICABLE COURT. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY

SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH PARTY AT ITS ADDRESS REFERRED TO IN SCHEDULE B. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

(c)	EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

29. Certain Waivers. To the extent permitted by law, Pledgor hereby waives and relinquishes, to the maximum extent permitted by applicable laws, all rights and remedies accorded to pledgors, sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including: (a) any right to require Collateral Agent or the other Secured Parties to proceed against CCH Direct Parent or any other Person or to proceed against or exhaust any security held by Collateral Agent or the other Secured Parties at any time or to pursue any other remedy in Collateral Agent’s or any other Secured Party’s power before proceeding against Pledgor; (b) any right to enforce any remedy that Collateral Agent or any other Secured Party may have against CCH Direct Parent or any other Person and any right to participate in any security held by Collateral Agent until the Release Date; (c) any right to require Collateral Agent to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as expressly set forth herein or expressly provided in any of the Note Documents; (d) any right to assert the bankruptcy or insolvency of CCH Direct Parent or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of Collateral Agent’s or any other Secured Party’s election, in any proceeding instituted under the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (e) any right under any law purporting to reduce Pledgor’s obligations hereunder if the Secured Liabilities are reduced other than as a result of payment of such Secured Liabilities; (f) any defense based on the repudiation of any Note Document by CCH Direct Parent or any other Person, the failure by Collateral Agent or any other Secured Party to enforce any claim against Pledgor, CCH Direct Parent or any other Person or the unenforceability in whole or in part of any Note Document; (g) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Collateral Agent of, this Agreement; (h) any defense based upon an election of remedies by Collateral Agent or any other Secured Party, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Pledgor, the right of Pledgor to proceed against CCH Direct Parent or another Person for reimbursement, or both; (i) any defense based on any offset against any amounts which may be owed by any Person to Pledgor for any reason whatsoever; (j) any defense based on any act, failure to act, delay or omission whatsoever on the part of CCH Direct Parent or any of its Affiliates or the failure by CCH Direct Parent or any of its Affiliates to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under any Note Document; (k) any defense, setoff or counterclaim which may at any time be available to or asserted by CCH Direct Parent or any of its Affiliates against Collateral Agent, any other Secured Party or any other Person under any Note Document (other than the occurrence of the Release Date); (l) any duty on the part of Collateral Agent or any other Secured Party to disclose to Pledgor any facts or other information Collateral Agent or any other Secured Party may now or hereafter know about CCH Direct Parent or any of its Affiliates related to the business, operations or condition (financial or otherwise) of CCH Direct Parent or its properties or to any Note Document or the transactions undertaken pursuant to, or contemplated by, any such Note Document, regardless of whether Collateral Agent or any other Secured Party has reason to believe that any such facts materially increase the risk beyond that which Pledgor intends to assume, or have reason to believe that such facts are unknown to Pledgor, or have a reasonable opportunity to communicate such facts to Pledgor; (m) any defense based on any change in the time, manner or place of any payment under, or in any other term of, any Note Document or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of any Note Document; and (n) any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

30. Foreclosure Waiver. To the extent permitted by applicable Requirements of Law, Pledgor waives the posting of any bond otherwise required of Collateral Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Secured Liabilities, to enforce any judgment or other court order entered in favor of Collateral Agent, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between Pledgor and Collateral Agent and any other Person or Persons (if any), including any other Secured Party. Pledgor further agrees that upon the occurrence and during the continuation of an Event of Default, Collateral Agent may elect to nonjudicially or judicially foreclose against any property security it holds for the Secured Liabilities or any part thereof, or to exercise any other remedy against CCH Direct Parent or any other Person, any security or any guarantor, even if the effect of that action is to deprive Pledgor of the right to collect reimbursement from CCH Direct Parent or any other Person for any sums paid by Pledgor to Collateral Agent or any Secured Party.

31. Waiver of Rights of Subrogation. Until the Release Date, (a) Pledgor shall not have any right of subrogation and waives all rights to enforce any remedy which any Secured Party now has or may hereafter have against CCH Direct Parent, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Collateral Agent or any other

Secured Party from CCH Direct Parent and (b) Pledgor hereby waives any claim, right or remedy which Pledgor may now have or hereafter acquire against CCH Direct Parent that arises hereunder and/or from the performance by Pledgor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of any Secured Party against CCH Direct Parent, or any security which any Secured Party now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid to Pledgor on account of any such subrogation rights before the Release Date shall be held in trust for the benefit of Collateral Agent and shall immediately thereafter be paid to Collateral Agent, for the benefit of the Secured Parties.

32. Understanding With Respect to Waivers and Consents. Pledgor warrants and agrees that each of the waivers and consents set forth in this Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Pledgor otherwise may have against CCH Direct Parent, Collateral Agent, any other Secured Party or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable Requirements of Law, such waivers and consents shall be effective to the maximum extent permitted by law.

33. Security Interest Absolute. Until the Release Date, all rights of Collateral Agent and the other Secured Parties and the security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the Note Documents, any Transaction Document or any other agreement or instrument relating thereto; (b) the exercise by any Secured Party of any remedy, power or privilege contained in any Note Document or available at law, equity or otherwise; (c) the failure of any Secured Party or any holder of any Note (i) to assert any claim or demand or to enforce any right or remedy against CCH Direct Parent, any Affiliate of CCH Direct Parent or any other Person under the provisions of any of the Note Documents, any Transaction Document or otherwise or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Secured Liabilities; (d) any change in the time, manner or place of payment of, or in any other term of the Secured Liabilities (including any increase in the amount thereof), or any other amendment or waiver of or any consent to any departure from any of the Note Documents or any other Transaction Document, except for any amendment, waiver, consent to departure effected in accordance with the applicable Note Documents and Transaction Documents; (e) any action by Collateral Agent to take and hold security or Collateral for the payment of the Secured Liabilities, or to sell, exchange, release, dispose of, or otherwise deal with, any property pledged or in which Collateral Agent has been granted a Lien, to secure any indebtedness to Collateral Agent of Pledgor, CCH Direct Parent, any of its Affiliates or any other Person party to a Note Document; (f) any reduction, limitation, impairment or termination of any of the Secured Liabilities for any reason other than the written agreement of the Secured Parties to reduce, limit or terminate such Secured Liabilities and Pledgor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence (other than the occurrence of the Release Date) affecting, any Note

Obligation of CCH Direct Parent, any Affiliate of CCH Direct Parent or otherwise; (g) any any exchange, surrender, release or non-perfection of any Collateral, or any release, amendment or waiver or addition of or consent to departure from any other security interest held by any Secured Party or any holder of any Note securing any of the Secured Liabilities; (h) any bankruptcy or insolvency of CCH Direct Parent, Pledgor or any other Person; or (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor (other than the defense of payment).

34. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral, now existing or hereafter obtained, shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed proxies and instruments of transfer or assignment in blank, all in form and substance reasonably acceptable to Collateral Agent as described in subsection 6(a). Collateral Agent shall have the right, at any time in its discretion and without prior notice to Pledgor, following the acceleration of the Notes under the Amended and Restated Note Purchase Agreement, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. In the event of such a transfer, Collateral Agent shall within a reasonable period of time thereafter give Pledgor notice of such transfer or registration; provided, however, that (a) failure to give such notice shall have no effect on the rights of Collateral Agent hereunder and (b) Collateral Agent shall not be required to deliver any such notice if Pledgor is the subject of an court proceeding as a result of a Bankruptcy Event or the delivery of such notice is otherwise prohibited by applicable law.

35. Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization or liquidation of Pledgor, CCH Direct Parent or any other Note Document Party party to a Note Document or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor, CCH Direct Parent or any other CCH Direct Parent Party party to a Note Document or any substantial part of Pledgor’s, CCH Direct Parent’s or any other such Note Document Party’s assets, or otherwise, all as though such payments had not been made, and Pledgor shall pay Collateral Agent on demand all reasonable costs and expenses (including reasonable fees of counsel) incurred by Collateral Agent in connection with such rescission or restoration.

36. Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Section 1.3 of the Amended and Restated Note Purchase Agreement apply to this Agreement, including its preamble and recitals.

37. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Amended and Restated Note Purchase Agreement then, notwithstanding anything contained in this Agreement, the provisions contained in the Amended and Restated Note Purchase Agreement shall prevail to the extent of such conflict or inconsistency and the provisions of this Agreement shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Collateral Agent under the Amended and Restated Note Purchase Agreement.

38. Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, Pledgor and its successors and permitted assigns, and shall enure to the benefit of Secured Parties and their successors and permitted assigns, and be binding on, Collateral Agent and its successors and assigns. Pledgor may not assign this Agreement, or any of its rights or obligations under this Agreement without the prior written consent of Collateral Agent (acting at the direction of the Required Note Holders pursuant to the Amended and Restated Note Purchase Agreement). Collateral Agent may assign this Agreement and any of its rights and obligations hereunder to any Person that replaces it in its capacity as such in accordance with the Amended and Restated Note Purchase Agreement.

39. Electronic Signature; Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

40. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

41. Entire Agreement. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement.

42. Effectiveness; Continuing Nature of this Agreement. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to Collateral Agent. This is a continuing agreement and any Collateral Agent and the Secured Parties may continue, at any time and without notice to any other Person, to extend credit and other financial accommodations and lend monies to or for the benefit of Pledgor or CCH Direct Parent constituting Secured Liabilities in reliance hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any insolvency proceeding. All references to Pledgor shall include Pledgor as debtor and debtor-in-possession and any receiver or trustee for Pledgor (as the case may be) in any court proceeding as a result of a Bankruptcy Event.

43. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of Collateral Agent and the other Secured Parties. Nothing in this Agreement shall impair, as between Pledgor and CCH Direct Parent, on the one hand, and Collateral Agent and the other Secured Parties, on the other hand, the obligations of Pledgor and CCH Direct Parent to pay principal, interest, fees and other amounts as provided in the Note Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

PLEDGOR:

CHENIERE CCH HOLDCO II, LLC

By:	/s/ Michael J. Wortley
Name:	Michael J. Wortley
Title:	Chief Financial Officer

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON

By:	/s/ Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President

AGENT:

EIG MANAGEMENT COMPANY, LLC

By:	/s/ Wallace Henderson
Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Brian Boland
Name:	Brian Boland
Title:	Vice President